UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008

BRUNSWICK CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. Field Court Lake Forest, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 19, 2008, Brunswick Corporation (the “Company”) entered into the Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with the subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.  The Amended Credit Agreement amends and supplements the Company’s existing Credit Agreement, dated as of April 29, 2005, by, among other things:

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Adding negative covenants and amending existing negative covenants to, among other things, limit the ability of the Company and certain of its subsidiaries, subject to exceptions, to, in certain circumstances, (i) incur indebtedness, (ii) issue preferred stock, (iii) create liens, (iv) merge or consolidate with certain entities, (v) dispose of property, (vi) undertake transactions with affiliates, (vii) make investments, loans, advances, guarantees and acquisitions, (viii) engage in sale and leaseback transactions, (ix) make restricted payments or payments of certain indebtedness, (x) enter into restrictive agreements, (xi) amend certain material documents, (xii) incur amounts in respect of customer finance program obligations exceeding a certain threshold, (xiii) enter into certain swap or similar agreements and (xiv) make changes in fiscal periods or lines of business.

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Amending the financial covenants to include only a minimum fixed charge coverage ratio of 1.1 to 1.0, which is applicable only when the Availability (as defined in the Amended Credit Agreement) falls below certain thresholds.  The Company’s ability to borrow under the facility can be affected by compliance with the minimum fixed charge test.  During periods when the Company is below this covenant requirement, borrowing capacity is reduced by the Availability requirement, which is $60,000,000.  The Company expects to be in compliance with this covenant at year-end.  However, current economic conditions may make compliance with this covenant more difficult in 2009.

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Adding a provision that limits the amount that can be borrowed to an amount equal to the lesser of (x) $400,000,000 and (y) the Borrowing Base, which is defined as the sum of certain accounts receivable and certain inventory (each of which will be subject to advance rates agreed by the lenders) plus an amount of up to $40,000,000 in respect of certain equipment.  Accordingly, the amount that may be borrowed under the facility will depend upon the amount of the Borrowing Base.  At the closing, the Borrowing Base was approximately $321,000,000.  However, upon the completion of appraisals of machinery and equipment and the effectiveness of control agreements related to available cash, the Borrowing Base is expected to increase to $400,000,000.  It is possible that under certain circumstances in future periods, the Availability under the facility will be less than $400,000,000.

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The Amended Credit Agreement also included a minimum EBITDA covenant and a sublimit under the Borrowing Base which would have been applicable if certain conditions had not been met at closing, but those conditions were met on the closing date of the Amended Credit Agreement.

●
Amending the annual interest rate to be either the Adjusted LIBOR rate plus a margin of 4.00% or a base rate plus a margin of 3.50%.  The base rate will be the highest of the federal funds rate plus 0.50%, the prime rate established by JPMorgan Chase Bank, N.A. or the one-month Adjusted LIBOR rate plus 1.00%.

●	Amending the applicable commitment fee rate on the unused portion of the credit facility to range from 0.75% to 1.00% per year based on the daily average utilization of the credit facility.

●	Requiring that the domestic subsidiaries of the Company representing at least 90% of its consolidated domestic sales and revenues provide guarantees of the Amended Credit Agreement obligations.

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Requiring the Company and the subsidiary guarantors to enter into a pledge and security agreement with JPMorgan Chase Bank, N.A. as administrative agent, pursuant to which the obligations of the Company and the guarantees of the subsidiaries under the Amended Credit Agreement are secured by a first priority security interest in most of the Company’s and the subsidiary guarantors’ existing and future accounts receivable, inventory, equipment, intellectual property, other personal property, equity interests in substantially all their present and future directly held domestic subsidiaries and 66% of the equity interests in certain foreign subsidiaries, in each case, subject to certain exceptions.

The Amended Credit Agreement is attached as Exhibit 10.1.  The foregoing description of the Amended Credit Agreement is qualified in its entirety by reference to the full text of the Amended Credit Agreement, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure

The news release announcing this matter is furnished as Exhibit 99.1 and incorporated by reference herein.  The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Statements made in this Current Report on Form 8-K that are forward-looking involve risks and uncertainties and are indicated by words such as “may,” “expects” and other similar words or phrases. Actual events or results may differ materially from those described herein.  These uncertainties include, but are not limited to, future economic conditions and other risks described in filings with the SEC such as Brunswick’s most recent Forms 10-K and 10-Q.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement, dated as of April 29, 2005, as amended and restated as of December 19, 2008, between Brunswick Corporation, the subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities Inc. and RBS Securities Corporation, as joint lead arrangers, J.P. Morgan Securities Inc., RBS Securities Corporation, Banc of America Securities LLC, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, as joint bookrunners, JPMorgan Chase Bank, N.A. and The Royal Bank of Scotland PLC, as syndication agents, and Bank of America, N.A., SunTrust Bank and Wells Fargo Bank, National Association, as documentation agents.

99.1	News Release of the Company issued on December 19, 2008.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRUNSWICK CORPORATION

Date:	December 19, 2008	By:	/s/ Peter B. Hamilton
Peter B. Hamilton Senior Vice President and Chief Financial Officer